UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of Principal Executive Offices, Zip Code)

(949) 769-3200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PDEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07

Submission of Matters to a Vote of Security Holders

On November 20, 2020, Pro-Dex, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) virtually. At the Annual Meeting, the Company’s shareholders voted on two proposals and one advisory vote set forth below. The proposals and advisory vote are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on October 6, 2020 (the “Proxy Statement”).

1.

To elect Raymond E. Cabillot, William J. Farrell III, David C. Hovda, Katina M.K. Philp, Nicholas J. Swenson and Richard L. Van Kirk (the “Candidates”) to serve as members of the board of directors (“Board”) of the Company until their successors are duly elected and qualified.

Candidate	Votes For	Withheld	Broker Non-Votes
Raymond E. Cabillot	1,833,110	136,681	1,382,984
William J. Farrell III	1,952,271	17,520	1,382,984
David C. Hovda	1,952,971	16,820	1,382,984
Katrina M.K. Philp	1,963,031	6,760	1,382,984
Nicholas J. Swenson	1,828,588	141,203	1,382,984
Richard L. Van Kirk	1,964,070	5,721	1,382,984

On the basis of the foregoing votes, each of the Candidates was elected.

2.

To ratify the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2021.

For	Against	Abstain	Broker Non-Votes
3,326,857	8,608	17,310	—

On the basis of the foregoing votes, the proposal was ratified.

3.

To cast a non-binding advisory vote with regard to the compensation of the Company’s Named Executive Officers (as defined in the Proxy Statement) as set forth in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
1,955,523	9,985	4,283	1,382,984

On the basis of the foregoing votes, the shareholders approved, on a non-binding advisory basis, the compensation of the Named Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2020	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer